EXHIBITS AND FINANCIAL STATEMENTS TO BE FILED BY EDGAR


               Exhibits:

                         B-1       -    Form of GPU Guarantee

                         F-1       -    Opinion   of   Berlack,   Israels   &
                                        Liberman LLP

                         F-2       -    Opinion  of  Ballard Spahr  Andrews &
                                        Ingersoll

                         G         -    Financial Data Schedule

               Financial Statements:

                         1-A       -    GPU   (Corporate)   Balance   Sheets,
                                        actual  and pro forma, as at December
                                        31, 1995  and Consolidated Statements
                                        of  Income   and  Retained  Earnings,
                                        actual  and pro forma, for the twelve
                                        months ended December  31, 1995;  pro
                                        forma journal entries.

                         2         -    GPU    and    Subsidiary    Companies
                                        Consolidated  Balance Sheets,  actual
                                        and  pro  forma, as  at  December 31,
                                        1995, and  Consolidated Statements of
                                        Income and  Retained Earnings, actual
                                        and  pro forma, for the twelve months
                                        ended  December  31, 1995;  pro forma
                                        journal entries.